Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Wind River Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 25, 2007